Exhibit 10.4

PARTIAL ASSIGNMENT AGREEMENT

This PARTIAL ASSIGNMENT AGREEMENT (the “Assignment”) is made and entered into as of                     , 2017, by and between Atlas Resources Series 28-2010 L.P., a Delaware limited partnership (“Assignor”) and DGOC Series 28, L.P., a Delaware limited partnership (“Assignee”).

RECITALS

WHEREAS, Assignor is party to that certain Drilling and Operating Agreement with Atlas Resources, LLC, a Pennsylvania limited liability company (“Titan”), dated May 15, 2010 (the “Operating Agreement”);

WHEREAS, pursuant to such Operating Agreement, Assignor acquired certain of Titan’s rights to develop certain wells in the United States;

WHEREAS, pursuant to a Contribution Agreement by and between Assignor and Assignee, dated                     , 2017 (the “Contribution Agreement”), Assignor contributed the Set I Wells (as defined in the Contribution Agreement) subject to the Operating Agreement, while retaining all other wells subject to the Operating Agreement; and

WHEREAS, Assignor desires to transfer and assign to Assignee all of Assignor’s rights, title and interest in and to the Operating Agreement as it relates to the Set I Wells, and Assignee desires to accept such assignment.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Assignor hereby transfers and assigns to Assignee, and Assignee hereby acquires from Assignor all of Assignor’s rights, title, and interest in and to the Operating Agreement as it relates to the Set I Wells set forth on Exhibit A attached hereto (the partial assignment of the Operating Agreement with respect to the Set I Wells is referred to as the “Set I Assignment”), and Assignee hereby assumes and agrees to perform all of the obligations of the Assignor pursuant to the Set I Assignment, of whatever kind or nature, from and after the date of this Assignment.

2. The parties shall each take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other party for carrying out the purposes of this Assignment or of any document delivered pursuant to this Assignment.

3. The effective date of this Assignment shall be                     , 2017.

4. All of the provisions hereof will inure to the benefit of, and be binding upon the respective successors and assigns of Assignor and Assignee. All references herein to either Assignor or Assignee will include their respective successors and assigns.

5. This Assignment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment on the date first written above.

ASSIGNOR:

ATLAS RESOURCES SERIES 28-2010 L.P.

By: Atlas Resources, LLC,
a Pennsylvania limited liability company, as general partner

By:
Name:
Title:

ASSIGNEE:

DGOC SERIES 28, L.P.

By: Atlas Resources, LLC,
a Pennsylvania limited liability company, as general partner

By:
Name:
Title:

The following party joins this document solely for the purpose of consenting to this partial assignment of the Operating Agreement:

ATLAS RESOURCES, LLC,
a Pennsylvania limited liability company

By:
Name:
Title:

Exhibit A

(See Attached)